Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2019 relating to the financial statements of TransMedics, Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230736) of TransMedics Group, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230736) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 1, 2019